For more information, contact:
John Hall: (253) 926-4007
jhall@rainierpac.com
**For Immediate Release**	or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Results

Tacoma, Washington – February 1, 2010 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ CM: RPFG), the holding company for Rainier Pacific Bank (the “Bank”), announced today its fourth quarter and annual results for the periods ended December 31, 2009.  For the quarter ended December 31, 2009, the Company recognized a net loss of $26.5 million, or $4.40 per basic and diluted share, compared to a net loss of $14.1 million, or $2.36 per basic and diluted share, for the same period in 2008.  For the year ended December 31, 2009, the Company recognized a net loss of $69.9 million, or $11.64 per basic and diluted share, compared to a net loss of $14.6 million, or $2.44 per diluted share, for the same period in 2008.

The net losses for both the quarter and the year ended December 31, 2009 resulted primarily from the continued deterioration in the Company’s holdings of trust preferred collateralized debt obligation (“trust preferred CDO”) securities, and to a lesser degree, the deterioration in the Company’s portfolio of land development and construction loans.  For the quarter ended December 31, 2009, the Company recognized non-cash pre-tax other-than-temporary impairment (“OTTI”) charges of $11.2 million on its portfolio of trust preferred CDO securities and a $2.7 million provision for loan losses.  For the year ended December 31, 2009, the Company recognized non-cash pre-tax OTTI charges of $43.5 million on its portfolio of trust preferred CDO securities and a $14.7 million provision for loan losses.  Due primarily to the magnitude of the non-cash pre-tax OTTI charges and the provisions for loan losses recognized during 2009, the Company’s capital position was significantly impacted making it highly unlikely that the Company would be able to realize its remaining deferred tax assets.  Accordingly, the Company recorded a $10.8 million charge against earnings in the fourth quarter of 2009 to increase the valuation allowance for its deferred tax assets to a total of $27.5 million, resulting in the Company’s remaining $7.9 million in income tax assets as of December 31, 2009 being comprised solely of net operating loss carry-backs for taxes paid in prior years.

The net losses experienced during 2009 have significantly reduced capital levels and resulted in both the Company and the Bank being considered “critically undercapitalized” by regulatory definition, with the Bank’s regulatory capital ratios falling to the following levels as of December 31, 2009:  a Tier I leverage ratio of 1.69% (compared to an “adequately capitalized” threshold of 4.00%); a Tier I risk-based capital ratio of 1.55% (compared to an “adequately capitalized” threshold of 4.00%); and a total risk-based capital ratio of 2.80% (compared to an “adequately capitalized” threshold of 8.00%).  As previously reported, the Bank is currently operating under a Supervisory Prompt Corrective Action Directive from the Federal Deposit Insurance Corporation (“FDIC”), and has also consented to the issuance of an Order to Cease and Desist that became effective September 30, 2009.  In addition, depository institutions that are “critically undercapitalized” must be placed into conservatorship or receivership within 90 days of becoming critically undercapitalized, unless the institution’s primary federal regulatory authority, in the

Bank’s case the FDIC, determines and documents that “other action” is more appropriate.  If conservatorship or receivership were to occur, the Bank’s assets would likely be liquidated, including a sale of such assets to another institution.  As a result, the Company would suffer a complete loss of the value of its ownership interest in the Bank, and it would be unlikely that any assets would be distributed to holders of the Company’s common stock.  The above factors, and because it is highly unlikely that the Company will be able to recapitalize, raise substantial doubt about the Company’s and the Bank’s ability to continue as going concerns.

The trust preferred CDO securities held by the Company have experienced considerable stress as a result of the effects of the continued financial and economic crisis, resulting in a number of the bank and insurance company issuers of the underlying trust preferred security collateral either defaulting on their debt obligations or electing to defer their quarterly payments.  As of December 31, 2009, all of the 15 trust preferred CDO securities held by the Company, with an aggregate par value of $108.8 million, were determined to involve OTTI with the aggregate amount of the credit-related impairment charges recognized by the Company now totaling $48.0 million.

The trust preferred CDO securities continue to be substantially illiquid, and their evaluation for impairment and the determination of fair value remains highly complex and judgmental in nature.  As part of the evaluation, the Company completes an analysis of projected cash flows for each trust preferred CDO security, which incorporates both known and projected defaults and payment deferrals on the underlying debt obligations of the trust preferred CDO securities, to determine each security’s net present value.  The net present values were calculated in a manner consistent with the methodology used in the prior quarter’s evaluation; although, the cash flow projections used in the net present value calculations for the current period were further reduced by additional increases in the cumulative level of actual and projected payment deferrals by the bank and insurance company issuers of the underlying debt obligations.  Accordingly, the lower net present values, when compared to the securities’ amortized costs, resulted in additional impairment charges.  The nine securities determined to have incurred a credit loss during the quarter resulted in total non-cash pre-tax impairment charges of $11.2 million for the quarter ended December 31, 2009, compared to 11 securities that incurred $22.1 million in impairment charges for the quarter ended September 30, 2009.  To determine the fair value of the trust preferred CDO securities, the Company considered indications of value using both a “market approach” and “present value techniques” available under generally accepted accounting principles.  Based upon management’s quarterly evaluation, management determined that all 15 trust preferred CDO securities held by the Company at December 31, 2009 had an aggregate fair value of $17.1 million, compared to an aggregate fair value of $23.4 million at September 30, 2009.

The effects of the trust preferred CDO securities on the Company’s earnings and capital position continue to be influenced by external market conditions and other factors outside of the Company’s control, including but not limited to; specific issuer credit deterioration, deferral and default rates of specific issuer financial institutions, failure or government seizure of the underlying financial institution or insurance company issuers, rating agency actions, regulatory actions, and the prices at which observable market transactions in these types of securities occur.  While management closely monitors the performance of the trust preferred CDO securities and does not intend to sell these securities prior to their recovery in value, the current market environment significantly limits the Company’s ability to mitigate its exposure to future impairment conditions and valuation changes in these securities.  Accordingly, if the previously described market conditions deteriorate further or other detrimental factors occur, it is likely that the Company would then determine that additional impairment charges on its holdings of trust preferred CDO securities portfolio would be recognized, and such charges would correspondingly have a further material adverse affect on the Company’s earnings, shareholders’ equity, and regulatory capital.

The Company’s net interest income for the quarter and year ended December 31, 2009 was $5.0 million and $20.8 million, respectively, compared to $6.2 million and $25.3 million, respectively, for the same periods a year ago.  The decrease in net interest income for the quarter and the year ended December 31, 2009 was primarily due to a reduction in average interest-earning assets of $118.8 million and $71.3 million, respectively; along with a reduction in the net interest margin earned.

The Company’s net interest margin was 2.96% for the quarter ended December 31, 2009, compared to 2.75% and 3.14% for the quarters ended September 30, 2009 and December 31, 2008, respectively.  The yield on the Company’s interest-earning assets was 5.66% for the quarter ended December 31, 2009, compared to 5.34% and 6.32% for the quarters ended September 30, 2009 and December 31, 2008, respectively.  The Company’s cost of interest-bearing liabilities was 2.65% for the quarter ended December 31, 2009, compared to 2.65% and 3.34% for the quarters ended September 30, 2009 and December 31, 2008, respectively.  The decline in asset yields for the quarter ended December 31, 2009 compared to the same period in 2008 related primarily to the loss of relatively higher loan yields that were being earned on the VISA credit card portfolio that was sold in February 2009, the increased level of non-performing assets during 2009 resulting in forgone interest, lower yields on trust preferred CDO securities, and a higher level of low-rate interest-bearing deposits currently being maintained by the Company to provide enhanced liquidity.  The decline in the cost of interest-bearing liabilities relates primarily to reductions in the rates of interest paid on retail customer deposits reflecting the general decline in market interest rates and the removal of relatively higher cost brokered deposits during the quarter and the year ended December 31, 2009.

Non-interest income for the quarter ended December 31, 2009 was $1.0 million, compared to $2.7 million for the same period in 2008, excluding the $11.2 million and $21.7 million of OTTI impairment charges related to the Bank’s trust preferred CDO securities portfolio for the quarters ended December 31, 2009 and 2008, respectively.  Including the impairment charges, the Company had a non-interest loss of $10.1 million and $19.0 million for the quarters ended December 31, 2009 and 2008, respectively.  For the years ended December 31, 2009 and 2008, non-interest income, excluding $43.5 million and $21.7 million of OTTI impairment charges, was $12.0 million and $10.6 million, respectively.  Including the impairment charges, the Company had a non-interest loss of $31.5 million and $11.1 million for the years ended December 31, 2009 and 2008, respectively.  Gains on the sale of loans were $367,000 for the quarter ended December 31, 2009, compared to $303,000 for the same period in 2008.  For the year ended December 31, 2009, gains on the sale of loans were $5.5 million, compared to $1.2 million for the same period in 2008.  On January 11, 2010, the Bank was notified by Freddie Mac that the Bank was no longer an eligible seller/servicer of loans on behalf of Freddie Mac, and the Bank immediately transferred the servicing of $186.1 million in loans to an alternate servicer selected by Freddie Mac.  Accordingly, the Company recognized a valuation allowance for the entire $1.3 million in recorded value of the mortgage servicing rights associated with loans that the Bank was servicing for Freddie Mac.  For the quarter and year ended December 31, 2009, the Company recognized $114,000 and $408,000 in loan service fee income from Freddie Mac.

Non-interest expenses were $7.4 million for the quarter ended December 31, 2009, compared to $7.9 million incurred during the same period in 2008.  For the year ended December 31, 2009, non-interest expenses were $30.1 million or $1.3 million more than the $28.8 million incurred during the same period in 2008.  The increase in non-interest expenses for 2009 compared to 2008 was primarily attributable to a $3.0 million increase in FDIC deposit insurance premiums and assessments, a $946,000 increase in other operating expenses due primarily to a $750,000 increase in write-downs and holding costs associated with foreclosed real estate owned, and a $360,000 increase in legal and other professional services expenses.  These increases in expenses were partially offset by a $2.8 million decrease in compensation and benefits costs that is primarily a result of a reduction of 31 full-time equivalent employees since the beginning of 2009, the elimination of equity-based compensation for executive officers and board members, and lower employee incentive and retirement compensation.

The investment securities portfolio at December 31, 2009 (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings recorded at cost) totaled $43.6 million, compared to $51.0 million at September 30, 2009 and $48.9 million at December 31, 2008.  The investment securities portfolio contains $17.1 million of trust preferred CDO securities recorded at their fair value (representing $108.8 million in par value and $60.7 million in amortized cost), $17.1 million of mortgage-backed securities, and $9.4 million of municipal bonds recorded at amortized cost.

Total loans were $564.1 million at December 31, 2009, compared to $584.1 million at September 30, 2009 and $672.3 million at December 31, 2008.  The decrease in the loan portfolio resulted primarily from the Company’s continued focus on lowering its asset base by restricting new loan originations for its portfolio during the year.  During the quarter ended December 31, 2009, the most significant contributing factors to the decreased size of the loan portfolio were the reduction of $6.4 million in land development and construction loans, the sale of $14.9 million in single-family mortgage loans, and the prepayment of $8.2 million in multi-family and commercial real estate loans.  For the quarter ended December 31, 2009, the yield on loans was 6.27%, compared to 6.11% and 6.40% for the quarters ended September 30, 2009 and December 31, 2008, respectively.  Total loan originations were $22.7 million and $134.2 million during the quarter and year ended December 31, 2009, compared to $57.5 million and $240.4 million, respectively, for the same periods in 2008.  At December 31, 2009, the loan portfolio consisted of 43.8% commercial real estate loans, 23.0% multi-family real estate loans, 8.4% land development and real estate construction loans, 8.4% commercial business loans, 7.9% one- to four-family real estate loans, 6.1% home equity loans, and 2.4% consumer loans.

During the quarter ended December 31, 2009, the Company sold $14.9 million of single-family residential loans, compared to $19.9 million of single-family residential loans during the same period in 2008.  For the year ended December 31, 2009, the Company sold $121.8 million of loans (comprised of $96.0 million of single-family loans, $21.6 million of VISA credit card balances, and $4.2 million of multi-family loans) compared to the sale of only single-family loans totaling $68.1 million during the same period in 2008.  Net loan charge-offs were $2.2 million for the quarter ended December 31, 2009, compared to $7.7 million for the quarter ended September 30, 2009, and $914,000 for the quarter ended December 31, 2008.  Net charge-offs for the year ended December 31, 2009 were $17.8 million, compared to $1.8 million for the year ended December 31, 2008.  Of the $17.8 million in net charge-offs, $16.0 million was concentrated in six residential builder relationships and were deemed necessary due to updated appraisal information indicating lower values for these collateral-dependent loan relationships.  The ratio of loans more than 30 days delinquent as a percentage of total loans was 4.21% at December 31, 2009, compared to 3.75% at September 30, 2009, and 4.00% at December 31, 2008.

During the quarter ended December 31, 2009, non-performing assets (inclusive of loans, other real estate owned, and other repossessed assets) decreased to $32.0 million, or 4.46% of total assets at December 31, 2009; compared to $33.8 million, or 4.42% of total assets at September 30, 2009; and $31.4 million, or 3.70% of total assets at December 31, 2008.  As of December 31, 2009, $28.4 million, or 88.8%, of the $32.0 million in non-performing assets were concentrated in seven residential builder relationships.  The $28.4 million in non-performing assets related to these builders was comprised of $14.3 million in land development and construction loans (on properties located in Pierce and south King counties) and $14.1 million in real estate owned (located in Pierce and north Thurston counties).

Upon completing its quarterly evaluation of the allowance for loan losses, the Company recorded a $2.7 million provision for loan losses for the quarter ended December 31, 2009, compared to provisions for loan losses of $5.7 million and $300,000 for the quarters ended September 30, 2009 and December 31, 2008, respectively.  The allowance for loan losses was $10.2 million, or 1.81%

of total loans at December 31, 2009; compared to $9.7 million, or 1.66% of total loans at September 30, 2009; and $13.3 million, or 1.98% of total loans at December 31, 2008.

Total deposits were $444.2 million at December 31, 2009, compared to $466.3 million at September 30, 2009 and $519.2 million at December 31, 2008.  The primary reason for the $75.0 million decline in total deposits during 2009 was attributable to a $73.3 million reduction in brokered deposit balances from out of area depositors.  At December 31, 2009, brokered deposits were $14.1 million, or 3.2% of total deposits, compared to $19.0 million, or 4.1% of total deposits at September 30, 2009, and $87.4 million, or 16.8% of total deposits at December 31, 2008.  Total retail deposits (which excludes all brokered deposits) decreased by $17.2 million during the quarter ended December 31, 2009 to $430.1 million, compared to $447.3 million at September 30, 2009 and $431.8 million at December 31, 2008.  For the quarter ended December 31, 2009, the average cost of interest-bearing deposits decreased to 1.39%, compared to 1.49% for the quarter ended September 30, 2009 and 2.61% for the quarter ended December 31, 2008.  For the year ended December 31, 2009, the average cost of interest-bearing deposits decreased 111 basis points to 1.75% from 2.86% in 2008.  These declines in the cost of interest-bearing deposits related primarily to lower market interest rates.

The Company’s total shareholders’ equity declined to a deficit of $10.4 million at December 31, 2009, compared to shareholders’ equity of $12.8 million at September 30, 2009 and $29.3 million at December 31, 2008.  The decline in shareholders’ equity during the quarter ended December 31, 2009 was a result of the $26.5 million net loss incurred for the quarter.  Accordingly, the Company’s capital ratio (i.e., shareholders’ equity divided by total assets) decreased to a negative

1.45% at December 31, 2009, compared to 1.68% and 3.46% at September 30, 2009 and December 31, 2008, respectively.  The tangible common equity-to-assets ratio decreased to a negative 1.84% at December 31, 2009, compared to 1.31% at September 30, 2009 and 3.09% at December 31, 2008.  The Company’s book value and tangible book value per share as of December 31, 2009 both decreased to a deficit of $1.72 and $2.18 per share, respectively.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.
For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.”  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control, including the potential that (1) the Company and/or the Bank may not be able to continue as a going concern, and (2) because of our critically undercapitalized status, our regulators may initiate additional enforcement actions against us and/or place the Bank into FDIC conservatorship or receivership.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets in the Company’s loan portfolio, result in the Company’s allowance for loan losses not being adequate to cover actual losses, and require the Company to materially increase its reserves; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates,  net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in the Company’s market areas; adverse changes in the securities markets, including changes in the ability of the issuers of trust preferred CDO securities the Company owns to repay their obligations; changes as a result of examinations of the Company by the Federal Reserve Board and its bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, or as a result of agreements with these regulators, including the possibility that any such regulatory authority may, among other things, require the Company to increase its reserve for loan losses, write-down assets, change its regulatory capital position, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect the Company’s liquidity and earnings; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s work force and potential associated charges; computer systems on which the Company  depends could fail or experience a security breach, or the implementation of new technologies may not be successful; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; inability of key third-party providers to perform their obligations to the Company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations; pricing, products, and services; time to lease excess space in Company-owned buildings; future actions of Nasdaq and the future listing of the Company’s securities; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Any of the forward-looking statements that the Company makes in this press release and in the other public statements  may turn out to be wrong because of inaccurate assumptions the Company  might make,  the factors illustrated above, or  other factors that the Company cannot foresee.  Because of these and other uncertainties, the Company’s actual future results may be materially different from those expressed in any forward-looking statements made by or on the Company’s behalf.  Therefore, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS
	At December 31,	At September 30,	At December 31,
	2009	2009	2008
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$7,891	$8,156	$8,811
Interest-bearing deposits with banks	36,732	41,035	29,425
Securities available-for-sale	17,149	23,396	14,895
Securities held-to-maturity (fair value at December 31, 2009: $27,275; at September 30, 2009: $28,744; at December 31, 2008: $34,162)	26,434	27,631	33,984
Federal Home Loan Bank of Seattle (“FHLB”) stock,at cost	13,712	13,712	13,712

Loans held-for-sale	-	1,389	1,505
Loans	564,140	582,697	670,776
Less: allowance for loan losses	(10,187)	(9,684)	(13,329)
Loans, net	553,953	574,402	658,952

Premises and equipment, net	32,075	32,621	33,770
Accrued interest receivable	2,767	2,857	3,535
Real estate owned	14,247	12,890	6,796
Income tax assets, net of valuation allowance	7,939	21,071	37,551
Other assets	4,964	6,383	5,802

TOTAL ASSETS	$717,863	$764,154	$847,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$44,282	$45,107	$40,331
Interest-bearing	399,934	421,217	478,908
Total deposits	444,216	466,324	519,239

Borrowed funds	279,337	279,337	291,217
Corporate drafts payable	92	97	1,554
Accrued compensation and benefits	1,058	1,697	1,745
Other liabilities	3,581	3,852	4,184

TOTAL LIABILITIES	728,284	751,307	817,939

SHAREHOLDERS’ EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,294,898 shares issued and 6,039,460 shares outstanding at Dec. 31, 2009; 6,294,898 shares issued and 6,022,386 shares outstanding at Sept. 30, 2009; and 6,295,298 shares issued and 5,968,393 shares outstanding at Dec. 31, 2008	50,893	51,046	51,303
Unearned Employee Stock Ownership Plan (“ESOP”) shares	(2,545)	(2,714)	(3,224)
Accumulated other comprehensive income/(loss) (“OCI/(loss)”), net of tax	(28,721)	(31,980)	(47,206)
Retained earnings (accumulated deficit)	(30,048)	(3,505)	28,421

TOTAL SHAREHOLDERS’ EQUITY/(DEFICIT)	(10,421)	12,847	29,294

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$717,863	$764,154	$847,233

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Operations
(Dollars in Thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
INTEREST INCOME	(Unaudited)	(Unaudited)	(Unaudited)
Loans	$9,055	$10,794	$38,122	$43,928
Securities available-for-sale	147	1,325	1,793	5,762
Securities held-to-maturity	290	381	1,274	1,650
Interest-bearing deposits	24	3	109	36
FHLB dividends	-	-	-	130
Total interest income	9,516	12,503	41,298	51,506
INTEREST EXPENSE
Deposits	1,416	2,934	7,779	12,235
Borrowed funds	3,144	3,377	12,758	13,944
Total interest expense	4,560	6,311	20,537	26,179
Net interest income	4,956	6,192	20,761	25,327
PROVISION FOR LOAN LOSSES	2,700	300	14,700	7,000
Net interest income after provision for loan losses	2,256	5,892	6,061	18,327
NON-INTEREST INCOME
Deposit service fees	889	873	3,503	3,578
Loan service fees	140	289	754	1,201
Insurance service fees	536	537	2,192	2,214
Investment service fees	104	238	574	670
Real estate lease income	178	406	795	1,184
Gain on sale of securities, net	-	28	-	40
Gain on sale of loans, net	367	303	5,466	1,178
Impairment on mortgage servicing rights	(1,315)	-	(1,548)	-
Gain (loss) on sale of other real estate owned	100	4	123	(21)
Loss on sale of premises and equipment, net	-	(1)	(3)	(2)
Other operating income	47	32	177	568
	1,046	2,709	12,033	10,610
Total other-than-temporary impairment losses	(12,461)	(21,706)	(69,764)	(21,706)
Portion of losses recognized in OCI/(loss)	1,290	-	26,250	-
Net impairment losses	(11,171)	(21,706)	(43,514)	(21,706)
Total non-interest income/(loss)	(10,125)	(18,997)	(31,481)	(11,096)
NON-INTEREST EXPENSE
Compensation and benefits	3,099	4,722	14,084	16,868
Office operations	1,091	924	4,013	3,806
Occupancy	635	658	2,557	2,460
Loan servicing	20	140	331	499
Outside and professional services	562	414	1,753	1,393
Marketing	196	543	962	1,305
Federal deposit insurance premiums and assessments	706	89	3,257	300
Other operating expenses	1,074	447	3,132	2,186
Total non-interest expense	7,383	7,937	30,089	28,817

LOSS BEFORE PROVISION (BENEFIT) FOR FED. INCOME TAXES	(15,252)	(21,042)	(55,509)	(21,586)

PROVISION (BENEFIT) FOR FEDERAL INCOME TAXES	11,291	(6,916)	14,357	(6,971)

NET LOSS	$(26,543)	$(14,126)	$(69,866)	$(14,615)
EARNINGS/(LOSS) PER COMMON SHARE
Basic	$(4.40)	$(2.36)	$(11.64)	$(2.44)
Diluted	$(4.40)	$(2.36)	$(11.64)	$(2.44)
Weighted average shares outstanding – Basic	6,028,200 (1)	5,991,574 (2)	6,001,751 (1)	5,990,260 (2)
Weighted average shares outstanding – Diluted	6,028,200	5,991,574	6,001,751	5,990,260

(1)
Weighted average shares outstanding – Basic includes 268,373 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the 2004 Management Recognition Plan (“MRP”), net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 265,202 vested and ratably earned shares of the 269,740 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended
	December 31, 2009		September 30, 2009		June 30, 2009		March 31, 2009
INTEREST INCOME	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loans	$ 9,055		$ 9,291		$ 9,534		$ 10,242
Securities available-for-sale	147		217		595		834
Securities held-to-maturity	290		301		330		353
Interest-bearing deposits	24		34		32		19
Total interest income	9,516		9,843		10,491		11,448
INTEREST EXPENSE
Deposits	1,416		1,656		2,075		2,632
Borrowed funds	3,144		3,156		3,232		3,226
Total interest expense	4,560		4,812		5,307		5,858
Net interest income	4,956		5,301		5,184		5,590
PROVISION FOR LOAN LOSSES	2,700		5,700		4,000		2,300
Net interest income (loss) after provision for loan loss	2,256		(669)		1,184		3,290
NON-INTEREST INCOME
Deposit service fees	889		948		868		798
Loan service fees	140		169		214		231
Insurance service fees	536		566		503		587
Investment service fees	104		120		175		175
Real estate lease income	178		183		177		257
Gain on sale of loans, net	367		506		964		3,629
Impairment on mortgage servicing rights	(1,315)		(75)		(90)		(68)
Gain (loss) on sale of other real estate owned	100		33		(8)		(2)
Loss on sale of premises and equipment, net	-		-		(2)		(1)
Other operating income	47		46		40		44
	1,046		2,496		2,841		5,650
Total other-than-temporary impairment losses	(12,461)		(53,835)		(2,035)		(1,433)
Portion of losses recognized in OCI/(loss)	1,290		31,783		227		(7,050)
Net impairment losses	(11,171)		(22,052)		(1,808)		(8,483)
Total non-interest income/(loss)	(10,125)		(19,556)		1,033		(2,833)
NON-INTEREST EXPENSE
Compensation and benefits	3,099		3,719		3,641		3,625
Office operations	1,091		1,039		927		956
Occupancy	635		654		630		638
Loan servicing	20		57		119		135
Outside and professional services	562		442		264		485
Marketing	196		235		274		257
Federal deposit insurance premiums and assessments	706		796		1,261		494
Other operating expenses	1,074		604		655		799
Total non-interest expense	7,383		7,546		7,771		7,389
LOSS BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAXES	(15,252)		(27,771)		(5,554)		(6,932)
PROVISION (BENEFIT) FOR FEDERAL INCOME TAXES	11,291		7,239		(1,854)		(2,319)
NET LOSS	$(26,543)		$(35,010)		$ (3,700)		$ (4,613)
EARNINGS/(LOSS) PER COMMON SHARE
Basic	$ (4.40)		$ (5.82)		$ (0.62)		$ (0.77)
Diluted	$ (4.40)		$ (5.82)		$ (0.62)		$ (0.77)
Weighted average shares outstanding – Basic	6,028,200	(1)	6,011,065	(2)	5,993,150	(3)	5,974,588	(4)
Weighted average shares outstanding – Diluted	6,028,200		6,011,065		5,993,150		5,974,588

(1)	Weighted average shares outstanding – Basic includes 268,373 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(2)	Weighted average shares outstanding – Basic includes 268,273 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(3)	Weighted average shares outstanding – Basic includes 268,173 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(4)	Weighted average shares outstanding – Basic includes 266,644 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands) (Unaudited)

	As of
	December 31,		September 30,	June 30,	March 31,	December 31,
	2009		2009	2009	2009	2008
Loan portfolio composition:
Real estate:
One- to four-family residential (1)	$44,790		$47,841	$52,463	$58,516	$56,325
Five or more family residential	129,404		135,023	141,794	149,562	148,949
Commercial	247,268		251,003	253,981	256,985	253,801
Total real estate	421,462		433,867	448,238	465,063	459,075

Real estate construction:
One- to four-family residential	35,055		41,956	55,529	59,263	71,424
Five or more family residential	496		496	495	491	483
Commercial	12,048		11,484	11,004	9,602	9,953
Total real estate construction	47,599		53,936	67,028	69,356	81,860

Consumer:
Automobile	6,326		7,491	8,645	10,127	11,818
Home equity	34,376		36,085	38,143	40,843	42,442
Credit cards	-		-	-	-	23,192
Other	7,048		7,401	7,384	7,547	8,132
Total consumer	47,750		50,977	54,172	58,517	85,584
Commercial business	47,328		45,306	46,395	47,333	45,762
Subtotal	564,139		584,086	615,833	640,269	672,281
Less: Allowance for loan losses	(10,187)		(9,684)	(11,719)	(8,456)	(13,329)
Total loans, net	$553,952		$574,402	$604,114	$631,813	$658,952
Sold loans, serviced for others	$193,172		$187,977	$179,943	$163,657	$148,493

Non-performing assets:
Loans 90 days or more past due or non-accrual loans (2):
Real estate	$1,062		$1,604	$-	$-	$-
Real estate construction	15,836		18,155	29,265	17,490	24,042
Consumer	173		229	225	244	488
Commercial business	701		872	2,300	1,596	14
Repossessed assets	-		2	10	25	38
Other real estate owned	14,247		12,890	8,077	6,087	6,796
Total non-performing assets (3)	$32,019		$33,752	$39,877	$25,442	$31,378

Loans greater than 30 days delinquent (2)	$23,773		$21,931	$33,780	$20,027	$26,863
Loans greater than 30 days delinquent as a pct. of loans	4.21%		3.75%	5.49%	3.13%	4.00%

Non-performing loans as a pct. of loans	3.15%		3.57%	5.16%	3.02%	3.65%
Non-performing assets as a pct. of assets (3)	4.46%		4.42%	4.85%	2.96%	3.70%

Allowance for loan loss as a pct. of non-performing loans	57.32%		46.42%	36.86%	43.75%	54.31%
Allowance for loan loss as a pct. of total loans	1.81%		1.66%	1.90%	1.32%	1.98%

Core deposits (all deposits, excluding CDs)	$234,288		$256,827	$272,108	$268,663	$256,689
Retail CDs	195,827		190,499	185,869	169,146	175,108
Brokered CDs	14,101		18,998	30,982	70,800	87,442
Total deposits	$444,216		$466,324	$488,959	$508,609	$519,239

Loans/Deposits	127.00%		125.25%	125.95%	125.89%	129.47%
Equity/Assets	(1.45	% )	1.68%	5.11%	4.56%	3.46%
Tangible Equity/Assets	(1.84	% )	1.31%	4.75%	4.21%	3.09%

(1)	Includes loans held-for-sale.
(2)
The Company may classify selected loans as non-accrual although the contractual payments on the loans are not past due, based upon other factors or characteristics known to the Company relating to the loan or the borrower.  Therefore, the amount of loans reported as “90 days or more past due or non-accrual loans” may exceed the amount of loans reported as “greater than 30 days delinquent”.

(3)
Excludes eight trust preferred CDO securities in an amount of $10.3 million (at fair value) as of December 31, 2009, seven trust preferred CDO securities in an amount of $14.4 million (at fair value) as of September 30, 2009, and one such security in an amount of $846,000 (at fair value) as of June 30, 2009 that are being treated by the Company as “non-accrual.”  Due to the rights granted to the issuers of the debt collateralizing the security, that allow the issuers to contractually defer interest payments for up to 20 consecutive quarters, the security is not deemed to be “non-performing” under its original terms.  However, if these securities were deemed “non-performing assets,” the non-performing assets as a percentage of assets reported for December 31, 2009, September 30, 2009, and June 30, 2009 would be 5.89%, 6.29%, and 4.96%, respectively.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Loan growth (decline)	(3.41%)	1.21%	(16.09%)	5.54%
Deposit growth (decline)	(4.74%)	11.89%	(14.45%)	12.51%
Equity growth (decline)	(181.12%)	(49.06%)	(135.57%)	(66.26%)
Asset growth (decline)	(6.06%)	0.78%	(15.27%)	(3.60%)

Loans originated	$22,713	$57,498	$134,188	$240,409
Loans sold	$14,884	$19,900	$121,775	$68,121
Loans charged-off, net	$2,197	$914	$17,842	$1,750

Increase (decrease) in non-interest income *	(61.39%)	3.08%	13.41%	10.22%
Increase (decrease) in non-interest expense *	(6.98%)	6.49%	4.41%	(0.68%)
Net charge-offs to average loans	1.53%	0.54%	2.89%	0.27%
Efficiency ratio	123.01%	89.17%	91.75%	80.19%
Return on assets	(14.24%)	(6.64%)	(8.62%)	(1.69%)
Return on equity	(1,713.76%)	(111.43%)	(244.06%)	(20.36%)

Interest-earning assets:
Yield on loans	6.27%	6.40%	6.18%	6.67%
Yield on investments	2.26%	6.86%	3.03%	5.55%
Yield on FHLB stock	-	-	-	0.95%
Yield on interest-earning assets	5.66%	6.32%	5.61%	6.38%

Interest-bearing liabilities:
Cost of deposits	1.39%	2.61%	1.75%	2.86%
Cost of borrowed funds	4.47%	4.43%	4.46%	4.39%
Cost of interest-bearing liabilities	2.65%	3.34%	2.81%	3.51%
Net interest rate spread	3.01%	2.98%	2.80%	2.87%

Net interest margin	2.96%	3.14%	2.82%	3.14%

Net interest margin-quarter ended 09/30/09	2.75%
Net interest margin-quarter ended 06/30/09	2.73%
Net interest margin-quarter ended 03/31/09	2.85%
Net interest margin-quarter ended 12/31/08	3.14%

	As of
	December 31,	September 30,		June 30,		March 31,		December 31,
	2009	2009		2009		2009		2008
Shares outstanding at end of period	6,040,427 (1)	6,023,453	(2)	6,006,479	(3)	5,989,505	(4)	5,972,931	(5)
Book value per share	$(1.72)	$2.13		$6.98		$6.54		$4.90
Tangible book value per share	$(2.18)	$1.66		$6.49		$6.03		$4.38

                 * These ratios exclude the impact of the other-than-temporary impairment charges on our portfolio of trust preferred CDO securities.

(1)	Shares outstanding represent 6,294,898 shares issued (including 967 unvested restricted shares granted under the MRP), less 254,471 unallocated shares under the ESOP.
(2)	Shares outstanding represent 6,294,898 shares issued (including 1,067 unvested restricted shares granted under the MRP), less 271,445 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,294,898 shares issued (including 1,167 unvested restricted shares granted under the MRP), less 288,419 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,294,898 shares issued (including 2,696 unvested restricted shares granted under the MRP), less 305,393 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,295,298 shares issued (including 4,538 unvested restricted shares granted under the MRP), less 322,367 unallocated shares under the ESOP.